POWER OF ATTORNEY
FOR EXECUTING FORMS 3, 4, AND 5

The undersigned hereby constitutes and appoints Paula E. Boggs, David Landau, Sophie Hager Hume, Sarah E. Mock and Alejandro C. Torres or any of them, as his or her true and lawful attorney-in-fact to:

1. prepare, execute in the undersigned?s name and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID,including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2. execute for and on behalf of the undersigned Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Change of Beneficial Ownership of Securities on Form 4 and Annual Statements of Beneficial Ownership of Securities on Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

3. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form
3, 4 or 5 and the timely filing of such form with the SEC and any required stock exchange, stock market or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming nor is Starbucks Corporation assuming any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

This Power of Attorney shall supersede and revoke any Power of Attorney previously executed with respect to executing Forms 3, 4 and 5 and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked in writing delivered to the general counsel of Starbucks Corporation.

	Dated this 14th day of October, 2010.



                                       /s/ Barbara Bass
                                       Name Printed: Barbara Bass